Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of MFS Charter Income Trust

In planning and performing our audit of the financial  statements of MFS Charter
 Income Trust (the Fund)

as of and for the year ended November 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our  opinion on the  financial
statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly,  we
express no such opinion.

The management of the Fund is responsible for  establishing  and maintaining effective  internal  control
over financial  reporting.  In fulfilling this  responsibility,  estimate and judgments by management are
required to assess the expected  benefits  and related  costs of controls.
  A companys  internal  control
over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance  of  records  that,  in
reasonable   detail,   accurately  and  fairly  reflect  the   transactions  and
dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded  as  necessary  to permit
preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance  regarding  prevention or
timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency,  or
a  combination  of  deficiencies,  in internal  control  over  financial reporting,  such that there is a
reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (country-regionplaceUnited States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of dateYear2007Day30Month11lstransNovember 30, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of MFS Charter Income Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                                              Ernst & Young LLP

Boston, Massachusetts

datelstransMonth1Day16Year2008January 16, 2008